UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter Bloch as Chairman of the Board of Directors

Effective as of January 24, 2018, Peter Bloch, Chairman of the Board of Directors (the “Board”) of Bionik Laboratories Corp. (the “Company”), resigned as Chairman of the Board. Mr. Bloch will continue to serve as a director on the Board.

Appointment of André-Jacques Auberton-Herve, Ph.D. to the Board of Directors

On January 24, 2018, the Board increased the size of the Board seven members and appointed André-Jacques Auberton-Herve, Ph.D., age 56, to the Board, effective as of January 24, 2018, to fill one of the vacancies. Mr. Auberton-Herve was also appointed to serve as Chairman of the Board to fill the vacancy created by Mr. Bloch’s resignation as such.

Mr. Auberton-Herve is the founder of 4A Consulting & Engineering (“4A Consulting”), which provides strategic advice and consulting services with respect to renewable energy and digital innovation, and has served as its President and CEO since its founding in July 2015. 4A Consulting has been providing consulting services to the Company since February 2017. Mr. Auberton-Herve co-founded Soitec SA, a publicly traded company on the Euronext Paris stock exchange which designs and manufactures innovative semiconductor materials which are used in many smartphone platforms and computing activities, where he was President and CEO from July 1992 until January 2015, then Chairman and Chairman Emeritus since September 2015. While at Soitec SA, Mr. Auberton-Herve was responsible for overseeing the strategic, operational and financial activities of the company. He was responsible for building an international high tech group in ten countries and five manufacturing facilities in Europe, Asia and the U.S. Mr. Auberton-Herve also led the company through its listing on Euronext in 1999, raising more than $1 billion since then with some of the world’s largest investment banks. He has been nominated Knight of the Legion of Honor and Knight of the Order of Merit in France. Mr. Auberton-Herve holds a Doctorate degree in Semiconductor Physics and a Master’s degree in Materials Science from Ecole Centrale de Lyon in France.

The Company believes that Mr. Auberton-Herve is qualified as a board member of the Company because of his substantial strategic, operational and leadership experience.

Other than as set forth herein, there is no arrangement or understanding between Mr. Auberton-Herve and any other persons pursuant to which Mr. Auberton-Herve was elected as a director.

Mr. Auberton-Herve will receive annual compensation in the aggregate amount of US$180,000 for his services as Chairman of the Board and any Board committees he may serve on from time to time.

On September 1, 2017, the Company entered into an Equity Compensation Agreement with 4A Consulting, as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 11, 2017, which is incorporated by reference herein.

Item 8.01	Other Events

The Company issued a press release on January 29, 2018 in connection with the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Eric Dusseux
Name:	Eric Dusseux
Title:	Chief Executive Officer